Exhibit 2.12

Filed in the Office of	Business Number C15662-2002
Barbara K. Cegavske	Filing Number 20200440868
Secretary of State State Of Nevada	Filed On 1/27/2020 8:00:00 AM
	Number of Pages 4

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: CLIKIA CORP. Entity or Nevada Business Identification Number (NVID): C15662-2002
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	☐ Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ____ The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. ☐ Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 99%
	☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: ____ Jurisdiction of formation: ____ Changes to takes the following effect: ☐ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

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Revised: 1/1/2019

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BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) ARTICLE III HAS BEEN AMENDED. SEE ATTACHMENT. (attach additional page(s) if necessary)
6. Signature: (Required)	X Dean E. Subowitey — PRESIDENT Signature of Officer or Authorized Signer — Title X ________ — ________ Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

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Revised: 1/1/2019

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ATTACHMENT TO CERTIFICATE OF AMENDMENT

Article III

A.     In the best interests of the Corporation and its shareholders, there shall be a reverse split of the currently outstanding shares of the Corporation's $0.00001 par value common stock, on a one-for-twenty-five thousand (1-for-25,000) basis, that is, each twenty-five thousand (25,000) shares shall become one (1) share of Corporation common stock, to be carried out as soon as possible, and this Article III of the Articles of Incorporation of the Corporation shall be amended to effect a 1-for-25,000 reverse split, to re-authorize five hundred million (500,000,000) shares of common stock with a par value of $0.00001 and to reaffirm the prior authorization of five million (5,000,000) shares of Series A Super Voting Preferred Stock, for a total of five hundred five million (505,000,000) authorized shares.

B.     The Series A Super Voting Preferred Stock shall have the following preferences, powers, designations and other special rights:

(1)   Voting. Holders of the Series A Super Voting Preferred Stock have five hundred (500) times that number of votes on all matters submitted to the shareholders that each shareholder of the Corporation's Common Stock (rounded to the nearest whole number) is entitled to vote at each meeting of shareholders of the Corporation (and written actions of shareholder in lieu of meetings) with respect to any and all matters presented to the shareholders of the Corps oration for their action or consideration. Holders of the Series A Super Voting Preferred Stock shall vote together with the holders of Common Stock as a single class.

(2)   Dividends. Holders of Series A Super Voting Preferred Stock shall not be entitled to receive dividends paid on the Corporation's common stock. Dividends paid to holders of the Series A Super Voting Preferred Stock, if any, shall be at the discretion of the Board of Directors.

(3)   Liquidation Preference. Upon the liquidation, dissolution and winding up of the Corporation, whether voluntary or involuntary, holders of the Series A Super Voting Preferred Stock shall not be entitled to receive any of the assets of the Corporation.

(4)   No Conversion. The shares of Series A Super Voting Preferred Stock are not convertible into shares of the Company's common stock.

(5)   Vote to Change the Terms of, or to Issue,Series A Super Voting Preferred Stock. The affirmative vote at a meeting duly called for such purpose, or the Written consent Without a meeting, of the holders of not less than fifty-one percent (51%) of the then-outstanding shares of Series A Super Voting Preferred Stock shall be required for (a) any change to the Corporation's Articles of Incorporation that would amend, alter, change or repeal any of the preferences, limitation or relative rights of the Series A Super Voting Preferred Stock or (b) any issuance of additional shares of Series A Super Voting Preferred Stock.

(6)   Record Owner. The Corporation may deem the person in whose name shares of Series A Super Voting Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat him as, the absolute owner of the Series A Super Voting Preferred Stock for all purposes, and the Corporation shall not be affected by any notice to the contrary.

(7)   Register. The Corporation shall maintain a register for the registration of the Series A Super Voting Preferred Stock. Upon the transfer of shares of Series A Super Voting Preferred Stock in accordance with the provisions hereof, the Corporation shall register such transfer on the register of the Series A Super Voting Preferred Stock.

ATTACHMENT TO CERTIFICATE OF AMENDMENT

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